News Release

Firsthand Technology Value Fund Discloses Top Portfolio Holdings and Preliminary March 31, 2012 Assets

San Jose, CA, April 10, 2012 –Firsthand Technology Value Fund, Inc. (NASDAQ: SVVC) (the “Fund”), a publicly-traded venture capital fund that invests in technology and cleantech companies, disclosed today that its top five holdings as of March 31, 2012 were Facebook, Intevac, Silicon Genesis, Yelp, and SolarCity.

1.
Facebook, Inc. is an online social networking service with 845 million active users worldwide. As of March 31, 2012, the Fund’s investment in Facebook consisted of 600,000 shares of Class B common stock and represented approximately 26% of the Fund’s gross assets.

2.
Intevac, Inc. (NASDAQ: IVAC) produces manufacturing equipment for the solar photovoltaic and disk drive industries. As of March 31, 2012, the Fund’s investment in Intevac consisted of 545,156 shares of common stock and represented approximately 5% of the Fund’s gross assets.

3.
Silicon Genesis Corp. is a developer of layer transfer technology for the semiconductor and solar industries. As of March 31, 2012, the Fund’s investment in Silicon Genesis consisted of approximately 8.5 million shares of preferred and common stock, various convertible securities, and warrants to purchase additional common and preferred stock. Silicon Genesis securities represented approximately 4% of the Fund’s gross assets as of March 31, 2012.

4.
Yelp, Inc. operates a social networking website that allows users to search for and post reviews of local businesses. As of March 31, 2012, the Fund’s investment in Yelp consisted of 125,000 shares of common stock and represented approximately 3% of the Fund’s gross assets.

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5.
SolarCity Corp. is a leading installer of commercial and residential solar photovoltaic systems. As of March 31, 2012, the Fund’s investment in SolarCity consisted of 120,000 shares of common stock and represented approximately 2% of the Fund’s gross assets.

The Fund also announced that, as of March 31, 2012, preliminary gross assets of the Fund were approximately $87 million. As of that date, the Fund’s top five holdings constituted 41% of the Fund’s gross assets. Complete financial statements and a detailed schedule of investments will be made available with the Fund’s quarterly report filing on Form 10-Q in May 2012.

About Firsthand Technology Value Fund
Firsthand Technology Value Fund, Inc. is a publicly-traded venture capital fund that invests in technology and cleantech companies. More information about the Fund and its holdings can be found online at www.firsthandtvf.com.

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The Fund is a non-diversified, closed-end investment company that elected to be treated as a business development company under the Investment Company Act of 1940. The Fund’s investment objective is to seek long-term growth of capital. Under normal circumstances, the Fund will invest at least 80% of its total assets for investment purposes in technology and cleantech companies.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS: This press release contains "forward-looking statements" as defined under the U.S. federal securities laws. Generally, the words "believe," "expect," "intend," "estimate," "anticipate," "project," "will," and similar expressions identify forward-looking statements, which generally are not historical in nature. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to materially differ from the Fund’s historical experience and its present expectations or projections indicated in any forward-looking statement. These risks include, but are not limited to, changes in economic and political conditions,

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regulatory and legal changes, technology and cleantech industry risk, valuation risk, non-diversification risk, interest rate risk, tax risk, and other risks discussed in the Fund’s filings with the SEC. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. The Fund undertakes no obligation to publicly update or revise any forward-looking statements made herein. There is no assurance that the Fund’s investment objectives will be attained. We acknowledge that, notwithstanding the foregoing, the safe harbor for forward-looking statements under the Private Securities Litigation Reform Act of 1995 does not apply to investment companies such as us.

Contact:

Phil Mosakowski
Firsthand Capital Management, Inc.
(408) 624-9526
vc@firsthandtvf.com